Exhibit 3.21

Articles	COMMONWEALTH OF PENNSYLVANIA
of	DEPARTMENT OF STATE
Incorporation	CORPORATION BUREAU

The undersigned, desiring to incorporate a business corporation under the provisions of the Business Corporation Law, approved May 5, 1933, P. L. 364, as amended, does hereby certify:

1. The name of the corporation is:

Life-Care Communities Corporation

2. The location and post office address of its initial registered office in the Commonwealth of Pennsylvania is: 1335 Valley Road, Villanova, Pa., 19085

3. The purpose or purposes for which the corporation is incorporated are:

To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law, under which law this entity is formed.

4. The term for which the corporation is to exist is perpetual.

5. No cumulative voting for the election of directors shall be permitted.

6. The aggregate number of shares which the corporation shall have the authority to issue is:

1,000 shares common stock, par value $1.00

7. The name and post office address of the incorporator and the number and class of shares subscribed by him are:

NAME	ADDRESS	NUMBER & CLASS OF SHARES
Jerry Frishberg	1335 Valley Road Villanova, Pa., 19085	One share of common stock

Signed on August 24, 1979.

/s/ Jerry Frishberg
Incorporator

Filed in the Department of State on August 28, 1979.

79 AUG 28 AM 8:45 DEPARTMENT OF STATE	/s/ [Illegible]
Secretary of the Commonwealth

as

Commonwealth of Pennsylvania

Department of State

To All to Whom These Presents Shall Come, Greeting:

Whereas, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty three, P. L. 364, as amended, the Department of State is authorized and required to issue a

CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law, and

Whereas, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

LIFE-CARE COMMUNITIES CORPORATION

Therefore, Know We, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually                        and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

Given

under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 28th day of August in the year of our Lord one thousand nine hundred and seventy-nine and of the Commonwealth the two hundred and fourth

/s/ [Illegible]
Secretary of the Commonwealth

Applicant’s Account No		Filed this 4th day of
June, A.D. 1980,
Commonwealth of Pennsylvania
Department of State
Filing Fee: $40	80-32 1142
AB-2
709741
Articles of	COMMONWEALTH OF PENNSYLVANIA	/s/ [Illegible]
Amendment—	DEPARTMENT OF STATE
Domestic Business Corporation	CORPORATION BUREAU
Secretary of the Commonwealth
as

In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. § 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.                          The name of the corporation is:

LIFE-CARE COMMUNITIES CORPORATION

2.                          The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department)

1335 Valley Road
(NUMBER)	(STREET)

Villanova	Pennsylvania	19085
(CITY)		(ZIP CODE)

3.                          The statute by or under which it was incorporated is:

Pennsylvania Business Corporation Law

4.                          The date of its incorporation is: August 28, 1979

5.                          (Check, and if appropriate, complete one of the following):

☐    The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

Time: The                                 day of                                         , 19                    .

Place:

Kind and period of notice

☒    The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.                          At the time of the action of shareholders:

(a)                    The total number of shares outstanding was:

One Hundred Shares of Common Stock

(b)                   The number of shares entitled to vote was:

One Hundred Shares

7.                          In the action taken by the shareholders:

(a)                    The number of shares voted in favor of the amendment was:

One Hundred Shares

(b)                   The number of shares voted against the amendment was:

– 0 –

8.                          The amendment adopted by the shareholders, set forth in full, is as follows:

SEE ATTACHED SHEET

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 22 day of May, 1980.

LIFE-CARE COMMUNITIES CORPORATION
(NAME OF CORPORATION)

Attest:	By:	/s/ Jerry Frishberg
(SIGNATURE)
/s/ Cynthia Frishberg
(SIGNATURE)		Jerry Frishberg, President
(TITLE: PRESIDENT, VICE PRESIDENT, ETC.)
Cynthia Frishberg, Secretary
(TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

A.                     Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

B.                       Any necessary governmental approvals shall accompany this form.

C.                       Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

D.                      If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

E.                        If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

F.                        BCL §807 (15 P.S. § 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

LIFE-CARE COMMUNITIES CORPORATION

Attachment to
Articles of Amendment

Articles Nos. 1 and 6 of the Articles of Incorporation shall be amended so as to read in their entirety as follows:

“1. The name of the corporation is:

LIFE CARE COMMUNITIES CORPORATION

“6. The aggregate number of shares which the corporation shall have the authority to issue is:

10,000,000 shares of common stock having par value of $.01 per share; and

1,000,000 shares of preferred stock having a par value of $.01 per share.

The Corporation’s Board of Directors shall have the authority to determine the division of the shares of preferred stock into series and to determine the relative rights and preferences of any series thereof.

In connection with the aforementioned amended authorized capital, a 550 for 1 stock split of all of the issued and outstanding stock of the corporation, immediately prior to the filing of the Articles of Amendment, which filing shall bring about the new authorized capital, shall be effected. The Corporation shall issue and deliver stock certificates to existing shareholders to represent the total number of shares into which their shares shall have been converted. All stock certificates issued prior to this 550 for 1 stock split shall be submitted to the Corporation for cancellation.”

Commonwealth of Pennsylvania

Department of State

To All to Whom These Presents Shall Come, Greeting:

Whereas, in and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

LIFE-CARE COMMUNITIES CORPORATION

name changed to

LIFE CARE COMMUNITIES CORPORATION

Therefore, Know We, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

Given

under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 4th day of June in the year of our Lord one thousand nine hundred and eighty and of the Commonwealth the two hundred and fourth

/s/ [Illegible]
Secretary of the Commonwealth

			Filed this 4th day of
			September, A.D. 1981,
			Commonwealth of Pennsylvania
			Department of State
Filing Fee: $40	81-58	1454
AB-2	709741

Statement of	COMMONWEALTH OF PENNSYLVANIA		/s/ [Illegible]
Change of Registered	DEPARTMENT OF STATE
Office–Domestic	CORPORATION BUREAU
Business Corporation			Secretary of the Commonwealth dp

In compliance with the requirements of section 307 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. §1307) the undersigned corporation, desiring to effect a change in registered office, does hereby certify that:

1.                          The name of the corporation is:

LIFE CARE COMMUNITIES CORPORATION

2.         The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

1335 Valley Road
(NUMBER)	(STREET)

Villanova	Pennsylvania	19085
(CITY)		(ZIP CODE)

3.                          The address to which the registered office in this Commonwealth is to be changed is:

GSB Building	Suite 714	1 Belmont Avenue
(NUMBER)		(STREET)

Bala Cynwyd		Pennsylvania	19004
(CITY)			(ZIP CODE)

4.         Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed, this [Illegible] day of [Illegible], 1981.

LIFE CARE COMMUNITIES CORPORATION
(NAME OF CORPORATION)

	By:	/s/ Jerry Frisberg
(SIGNATURE)

Jerry Frisberg, President
(TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

Attes.

/s/ Barbara Kleger
(SIGNATURE)

Barbara Kleger, Secretary
(TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(SEAL)

Filed in the Department of State on the 17th day of February 1985

/s/ [Illegible]
Secretary of the Commonwealth

CERTIFICATlON

The undersigned, the duly authorized President and Secretary of Life Care Communities Corporation, hereby certify as follows:

1.                         The name of the corporation is Life Care Communities Corporation.

2.                         Attached hereto is a true and correct copy of an Action by Unanimous Consent in Writing of the Board of Directors establishing and designating the Series A Convertible Preferred Stock, and fixing and determining the relative rights and preferences thereof, in the form of a Statement of Designations, Preferences and Rights of the Series A Convertible Preferred Stock.

3.                         The aggregate number of shares of authorized Series A Convertible Preferred Stock is 200,000.

4.                         The Action by Unanimous Consent in Writing of the Board of Directors was executed as of Feb 15, 1985.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 15 day of February, 1985.

LIFE CARE COMMUNITIES CORPORATION

By:	/s/ Jerry Frishberg
Jerry Frishberg, President

By:	/s/ Barbara Kleger
Barbara Kleger, Secretary

[Corporate Seal]

Life Care Communities Corporation

UNANIMOUS CONSENT IN WRITING
OF THE BOARD OF DIRECTORS

Dated: [Illegible]

The undersigned, constituting the entire Board of Directors of Life Care Communities Corporation, a Pennsylvania corporation (the “Corporation”), by unanimous consent in writing pursuant to the authority contained in Section 402(7) of the Business Corporation Law of Pennsylvania, approved May 5, 1933, as amended, without the formality of convening a meeting, do hereby severally and collectively consent to the following actions of this Corporation:

WHEREAS, this Corporation’s Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, having a par value of $.01 per share, and

WHEREAS, this Corporation’s Board of Directors, pursuant to the Articles of Incorporation, as amended, has been given the authority to determine the division of the shares of preferred stock into series and to determine the relative rights and preferences of any series thereof.

NOW, THEREFORE BE IT RESOLVED, that this Corporation is hereby authorized to issue, out of this Corporation’s authorized but unissued preferred stock, 200,000 shares of convertible preferred stock, par value $.01 per share, such shares to be designated the “Series A Convertible Preferred Stock”, and which shall have the voting powers, designations, preferences and rights, and qualifications, limitations and restrictions set forth in the “Statement of Designations, Preferences and Rights of Series A Convertible Preferred Stock, $.01 Par value” attached hereto; and

FURTHER RESOLVED, that this Action by Unanimous Consent in Writing of the Board of Directors may be executed in one or more counterparts and when at least one counterpart has been executed by each director the foregoing resolutions shall be deemed adopted and in full force and effect as of the date hereof.

/s/ Jerry Frishberg	/s/ Barbara Kleger
Jerry Frishberg	Barbara Kleger

/s/ Dr. Melwin Posternack	/s/ Steven Frishberg
Dr. Melwin Posternack	Steven Frishberg

Constituting All of the Directors

LIFE CARE COMMUNITIES CORPORATION

Statement of Designations, Preferences
and Rights of the Series A Convertible
Preferred Stock, $.01 Par Value

There is hereby designated a class of non-voting Preferred Stock, the Series A Convertible Preferred Stock, $.01 par value (the “Preferred Stock”), of Life Care Communities Corporation (the “Company”) consisting of 200,000 authorized shares and having the designations, preferences and rights hereinafter set forth.

1. Dividend Rights. The Board of Directors of the Company does not anticipate that dividends will be paid on the Preferred Stock. The declaration, payment and amount of future dividends, if and when declared by the Board of Directors, shall be determined by the Board of Directors in light of conditions then existing, out of the assets of the Company available for payment of dividends under the laws of the Commonwealth of Pennsylvania.

2. Redemption. The Preferred Stock shall be subject to redemption as set forth in Section 3 of the Stock Purchase and Escrow Agreement (the “Stock Purchase Agreement”) to be entered into between the Company and each of the holders of the Preferred Stock, a copy of which is attached hereto as Exhibit “A” and incorporated by reference herein.

3. Conversion. The Preferred Stock will be subject to conversion as set forth in Section 4 of the Stock Purchase Agreement.

4. Rights on Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or a winding up of the Company, each shareholder of Preferred Stock then outstanding shall be entitled to receive with respect to each such share, out of the net assets of the Company, an amount equal to the purchase price per share of his or her Preferred Stock, before any payment shall be made or any assets distributed to shareholders of the Company’s junior stock. If upon any liquidation, dissolution or winding up of the Company, the amount so payable is not paid in full to the shareholders of the Preferred Stock, the shareholders shall share ratably in any such distribution of assets in proportion to the full amounts to which they are entitled. After payment in full of the preferential amounts required to be paid to the shareholders of the Preferred Stock then outstanding, the holders of junior stock shall be entitled, to the exclusion of the shareholders of Preferred Stock, to share in all remaining assets of the Company in accordance with their respective interests. The consolidation or merger of the Company into or with any other corporation or corporations shall not be a liquidation, dissolution or winding up of the Company within the meaning of the foregoing provisions of this Section.

5. Voting Rights. Except where otherwise specifically required by law, the holders of the Preferred Stock shall have no voting right whatever nor shall they be entitled to notice of any meetings of shareholders, all such rights being vested exclusively in the holders of the Common Stock.

6. Definitions As Used in this Statement. The term “junior stock” means the Common Stock and any other classes of stock ranking junior to the Preferred Stock on liquidation; the term “outstanding,” when used with reference to shares of stock, means issued shares, excluding shares held by the Company.

APPLICANT’S ACC’T NO.	8897 850	Filed this day of
JAN 12 1989
Commonwealth of Pennsylvania
	492419	Department of State
Filing Fee: $40	(Line for numbering)
AB-2

Statement of
Change of Registered	COMMONWEALTH OF PENNSYLVANIA	/s/ [Illegible]
Office—Domestic	DEPARTMENT OF STATE	Secretary of the Commonwealth
Business Corporation	CORPORATION BUREAU	(Box for Certification)

In compliance with the requirements of section 307 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. §1307) the undersigned corporation, desiring to effect a change in registered office, does hereby certify that:

1.                          The name of the corporation is:

LIFE CARE COMMUNITIES CORPORATION

2.                          The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

GSB Bldg. Suite 714 One Belmont Avenue
(NUMBER)		(STREET)

Bala Cynwyd	Pennsylvania	19004
(CITY)		(ZIP CODE)

3.                          The address to which the registered office in this Commonwealth is to be changed is:

1500 Chestnut Street	Suite 1600
(NUMBER)			(STREET)

Philadelphia		Pennsylvania	19102	(51)
(CITY)			(ZIP CODE)

4.         Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed, this [Illegible] day of December, 1988.

LIFE CARE COMMUNITIES CORPORATION
(NAME OF CORPORATION)

By	/s/ Theodore A. Schwartz
(SIGNATURE)

Theodore A. Schwartz
(TITLE: PRESIDENT)

Attest:

/s/ Anthony G. Polak
SIGNATURE

Anthony G. Polak
(TITLE: SECRETARY)

(CORPORATE SEAL)

BCL-307	Please indicate (check one) type corporation	FEE
	☒ Domestic Business Corporation	$40.00
CHANGE OF REGISTERED OFFICE	☐ Foreign Business Corporation
☐ Domestic Non-Profit Corporation
Commonwealth of Pennsylvania	☐ Foreign Non-Profit Corporation
Department of State–Corporation Bureau
308 North Office Bldg. Harrisburg, PA 17120

1.	Name of Corporation

LIFE CARE COMMUNITIES CORPORATION

2.	Address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Dept.):

	Number	(street)	(city)	(state)	(zip code)	(county)
	1500	Chestnut Street,	Suite 1600,	Philadelphia,	PA 19102	Philadelphia

3.	Address to which the registered office in this Commonwealth is to be changed:

	Number	(street)	(city)	(state)	(zip code)	(county)
	805	Pennsylvania Boulevard,		Feasterville,	PA 19047	Bucks (9)

4.	(Check, and if appropriate, complete one of the following:
	☒	Such change was authorized by resolution duly adopted by the Board of Directors of the corporation.
	☐	The procedure whereby such change was authorized was:

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed, this 30 day of May, 1989.

(Corporate Seal)

LIFE CARE COMMUNITIES CORPORATION
(Name of Corporation)

	By:	/s/ Theodore A. Schwartz
(Signature)

THEODORE A. SCHWARTZ, President
(Title President, Vice President etc.)

ATTEST:

/s/ Edward P. Caine
(Signature)

EDWARD P. CAINE, Secretary
(Title Secretary Assistant Secretary etc.)

—FOR OFFICE USE ONLY—

030 FILED	002 CODE	003 REV BOX	SEQUENTIAL NO	100 MICROFILM NUMBER
8944 674
JUN 12 1989	REVIEWED BY	004 SICC	AMOUNT	001 CORPORATION NUMBER

/s/ [illegible]	DATE APPROVED		$
Secretary of the Commonwealth				692619-008
Department of State	DATE REJECTED	CERTIFY TO	INPUT BY	LOG IN	LOG IN (REFILE)
Commonwealth of Pennsylvania		☐ REV
	MAILED BY DATE	☐ L & I	VERIFIED BY	LOG OUT	LOG OUT (REFILE)
☐ OTHER

APPLICANT’S ACCT NO	89801771	Filed this day of NOV 29 1989

Commonwealth of Pennsylvania
Filing Fee: $40	(Line for numbering)	Department of State
AB-2	692619-009

Articles of	COMMONWEALTH OF PENNSYLVANIA
Amendment —	DEPARTMENT OF STATE	/s/ [Illegible]
Domestic Business Corporation	CORPORATION BUREAU	ACTING Secretary of the Commonwealth
(Box for Certification)

In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (13 P.S. §1806), the undersigned corporation, desiring to amend its Articles does hereby certify that.

1.  The name of the corporation is

LIFE CARE COMMUNITIES CORPORATION

2.  The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

805 Pennsylvania Boulevard
(NUMBER)	(STREET)

Feasterville	Pennsylvania	19047
(CITY)		(ZIP CODE)

3.    The Statute by or under which it was incorporated is:

Pennsylvania Business Corporation Law, approved May 5, 1933, P. L. 364, as amended

4.    The date of its incorporation is August 28, 1979

5.    (Check and if appropriate, complete one of the following):

☒  The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

Time:  The 29th day of November, 1989.

Place:  Trevose Hilton, Trevose, Pennsylvania

Kind and period of notice:  Notice of Annual Meeting of Shareholders, mailed on October 30, 1989 to shareholders of record on October 24, 1989

☐  The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.    At the time of the action of shareholders:

(a) The total number of shares outstanding was:

8,296,113

(b) The number of shares entitled to vote was:

8,296,113

7.   In the action taken by the shareholders

(a) The number of shares voted in favor of the amendment was:

For No. 1: 6,359,021;    For No. 6: 6,296,272

(b) The number of shares voted against the amendment was

Against No. 1:  25,091;    Against No. 6: 87,741

8.  The amendment adopted by the shareholders set forth in full, is as follows:

See Rider Attached Hereto

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 29th day of November 1989.

LIFE CARE COMMUNITIES CORPORATION
(NAME OF CORPORATION)
Attest

/s/ Edward P. Caine	By:	/s/ Daniel Berlin
(SIGNATURE)		(SIGNATURE)

EDWARD P. CAINE, SECRETARY		DANIEL BERLIN, President
(TITLE SECRETARY ASSISTANT SECRETARY, ETC.)		(TITLE PRESIDENT, VICE PRESIDENT ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

A.                     Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of Name) of Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

B.                       Any necessary governmental approvals shall accompany this form

C.                       Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

D.                      If the shares of any class were entitled to vote as a class the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

E.                        If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

F.                        BCL §807 (15 P. S. §1807) [illegible] the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should [illegible] of the corporation.

RIDER TO THE ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
LIFE CARE COMMUNITIES CORPORATION

8.      The Articles of Incorporation of the Corporation are herby amended, as follows:

“1.    The name of the Corporation is: INOVEX INDUSTRIES, INC.” and, as follows:

“6.    The aggregate number of shares which the Corporation shall have the authority to issue is:

20,000,000 shares of common stock, having par value of $.01 per share; and 1,000,000 shares of preferred stock, having par value of $.01 per share.

The Corporation’s Board of Directors shall have the authority to determine the division of the shares of preferred stock into series and to determine the relative rights and preference of any series thereof.”

Microfilm Number 90351019	Filed with the Department of State on

Entity Number 692619	/s/ [Illegible]
Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
DSCB. 15-1915 (Rev 89)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.                          The name of the corporation is: INOVEX INDUSTRIES, INC.

2.                          The (a) address of this corporation’s current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)	805 Pennsylvania Blvd.,	Feasterville	PA	19047	Bucks
	Number and Street	City	State	Zip	County

(b)
	Name of Commercial Registered Office Provider				County

For a corporation represented by a Commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.                          The statute by or under which it was incorporated is: Business Corporation Law of 1933

4.                          The original date of its incorporation is: August 28, 1979

5.                          (Check, and if appropriate complete, one of the following):

☐	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☒	The amendment shall be effective on: July 30, 1990

6.                          (Check one of the following):

☒	The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. § 1914(a) and (b). (Amendment #2)

☒	The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914 (c). (Amendment #1)

7.                          (Check, and if appropriate complete, one of the following):

☐	The amendment adopted by the corporation, set forth in full, is as follows:

☒	The amendment adopted by the corporation as set forth in full in Exhibit A, attached hereto and made a part hereof.

8.                          (Check if the amendment restates the Articles):

☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 23rd day of July, 1990.

INOVEX INDUSTRIES, INC.
(Name of Corporation)

By:	/s/ [Illegible]
(Signature)

TITLE:	Chairman of the Board

Exhibit A

l.                             Article 1 of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:

“The name of the corporation is:

BERGER HOLDINGS, LTD.”

2.                          Article 6 of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:

“6. The amount of total authorized capital stock of the Corporation is 21,000,000 shares, divided into 20,000,000 shares of Common Stock, par value of $.01 per share, and 1,000,000 shares of undesignated Preferred Stock, par value $.01 per share. Each one (1) share of the Corporation’s Common Stock issued and outstanding on the date that this Amendment is filed with the Department of state of the Commonwealth of Pennsylvania shall be and hereby is automatically changed without further action into one-sixth fully paid and nonassessable share of the Corporation’s Common Stock, provided that no fractional shares shall be issued pursuant to such change. The Corporation shall pay to each shareholder who would otherwise be entitled to a fractional share as a result of such change the value of such fractional share based upon the daily average of the bid and asked price per share of the Corporation’s Common stock on the National Association of Securities Dealers, Inc. Automated Quotation System for the ten (10) trading days preceding the effective date of this Amendment.”

Filed in this Department of
State on NOV 14 1990
692619-011
CERTIFICATE OF DESIGNATION	/s/ [Illegible]
Secretary of [Illegible]

of

SERIES A $4.25 CONVERTIBLE PREFERRED STOCK

of

BERGER HOLDINGS, LTD.

Pursuant to Section 1522 of the Business Corporation Law of the Commonwealth of Pennsylvania

Berger Holdings, Ltd., a Pennsylvania corporation (the “Company”), certifies that pursuant to the authority contained in its Articles of Incorporation, as amended, and in accordance with the provisions of section 1522 or the Business Corporation Law of the Commonwealth of Pennsylvania, its Board of Directors (the “Board of Directors”) has adopted the following resolution amending a series of its Preferred Stock, $.01 par value, designated as Series A Convertible Preferred Stock:

WHEREAS, this Board of Directors on February 15, 1985 created from its authorized shares of Preferred Stock, $.01 par value, a series designated as Series A Convertible Preferred Stock, of which 200,000 shares were authorized for issuance and none of which is issued and outstanding; and

WHEREAS, this Board of Directors desires to amend the designation and the voting rights, preferences, limitations and special rights of the Series A Convertible Preferred Stock in their entirety as provided herein;

NOW THEREFORE, be it:

RESOLVED, that a series of the class of authorized Preferred Stock, $.01 par value, of the Company be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.           Designation and Amount.

The shares of such series shall be designated as the “Series A $4.25 Convertible Preferred Stock” (the “Series A $4.25 Convertible Preferred Stock”) and the number of shares initially constituting such series shall be 1,000,000, which number may be decreased (but not increased) by the Board of Directors without a vote of shareholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series A $4.25 Convertible Preferred Stock.

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Section 2.           Dividends and Distributions.

(a)    Each holder of a share of Series A $4.25 Convertible Preferred Stock on each anniversary of the date of the prospectus pursuant to which the Series A $4.25 Convertible Preferred stock is first issued to investors (the “Prospectus”), shall be entitled to a dividend payable in Common Shares of the Company, par value $.01 (“Common Stock”), at the rate of 7% of the liquidation preference of the Series A $4.25 Convertible Preferred Stock (i.e. $.2975 per share) per annum. Dividend payments to the holders of record of shares of Series A $4.25 Convertible Preferred Stock shall be payable in shares of Common Stock valued at the average of the high bid prices of the Common Stock as reported on NASDAQ or last sale prices if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System for a period of ten (10) consecutive trading days prior to the record date of any dividend payment. Such Common Stock dividends shall be payable by delivery of the Common Stock certificates to each entitled holder’s address which is registered with the Secretary of the Company.

(b)    The holders of shares of Series A $4.25 Convertible Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Designation of Series A $4.25 Convertible Preferred Stock.

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Section 3.           Voting Rights.

Except as required by law, the holders of shares of Series A $4.25 Convertible Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

Section 4.           Liquidation, Dissolution or Winding Up.

(a)    If the Company shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Company shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of Common Stock, unless, prior thereto, the holders of shares of Series A $4.2 5 Convertible Preferred Stock shall have received $4.25 per share. If, upon any liquidation, dissolution or winding up of the company, the amount so payable is not paid in full to the shareholders of the Series A $4.25 Convertible Preferred Stock, the

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shareholders shall share ratably in any distribution of the net assets of the Company in proportion to the full amounts to which they are entitled. After payment in full of the preferential amounts required to be paid to the shareholders of the Series A $4.25 Convertible Preferred Stock then outstanding, the holders of the Common Stock shall be entitled, to the exclusion of the shareholders of the Series A $4.25 Preferred Stock, to share in all remaining assets of the Company in accordance with their respective interests.

(b)    Neither the consolidation, merger or other business combination of the Company with or into any other person or persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Company to a Person or Persons other than the holders of the Company’s Common Stock, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 4.

Section 5.           Conversion.

(a)    Subject to the provisions for adjustment hereinafter set forth, each share of Series A $4.25 Convertible Preferred Stock shall be convertible in the manner hereinafter set forth into fully paid and nonassessable shares of Common Stock. Commencing one hundred-eighty (180) days after the date of the Prospectus (the “Conversion Date”), each share of Series A $4.25 Convertible Preferred Stock may, at the option of the holder thereof, be

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converted into one and one-half (1.5) shares of Common Stock, however, if the Company’s consolidated pre-tax earnings during 1991 do not equal or exceed $1,800,000, each share of Series A $4.25 Convertible Preferred Stock instead may be converted beginning May 1, 1992 at the option of the holder into one and seventy-five one-hundredths (1.75) shares of Common Stock on the terms and conditions set forth in this Section 5.

(b)    The number of shares of Common Stock into which each share of Series A $4.25 Convertible Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

(i)          In case the Company shall at any time or from time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each case,

(A)            the number of shares of Common Stock into which each share of Series A $4.25 Convertible Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of series A $4.25 Convertible Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to

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the happening of such event or the record date therefor, whichever is earlier; and

(B)             an adjustment made pursuant to this clause (i) shall become effective (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (II) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

(ii)         In case the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company’s assets, liquidation or recapitalization of the Common Stock and excluding (X) any transaction to which clause (i) of this paragraph (b) applies, and (Y) a merger or consolidation in which the Company is the surviving corporation in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series A $4.25

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Convertible Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series A $4.25 Convertible Preferred Stock is convertible immediately prior to the consummation of such transaction.

(c)    In case the Company shall be a party to a transaction described in subparagraph (b) (ii) above resulting in the change or exchange of the Company’s Common Stock then, from and after the date of announcement of the pendency of such subparagraph (b)(ii) transaction until the effective date thereof, each share of Series A $4.25 Convertible Preferred Stock may be converted, at the option of the holder thereof, into shares of Common Stock on the terms and conditions set forth in this Section 5, and if so converted during such period, such holder shall be entitled to receive such consideration in exchange for such holder’s shares of Common Stock as if such holder had been the holder of such shares of Common Stock as of the record date for such change or exchange of the Common Stock.

(d)    The Board of Directors may increase the number of shares of Common Stock into which each share of Series A $4.25 Convertible Preferred Stock may be converted, in addition to the adjustments required by this Section 5, as shall be determined by

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it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed, for federal income tax purposes, to be received by any holder of shares of Common Stock or Series A $4.25 Convertible Preferred Stock resulting from any events or occurrences giving rise to adjustments pursuant to this Section 5 or from any other similar event.

(e)    The holder of any shares of Series A $4.25 Convertible Preferred Stock may exercise his right to convert such shares into shares of Common Stock by surrendering for such purpose to the Company, at the offices of the Company’s Transfer Agent, OTR, 1130 Southwest Morrison, Portland, Oregon 97205, or such successor transfer agent for the Series A $4.25 Convertible Preferred Stock as shall be selected by resolution of the Board of Directors, a certificate or certificates representing the shares of Series A $4.25 Convertible Preferred Stock to be converted with the form of election to convert (the “Election to Convert”) on the reverse side of the stock certificate completed and executed as indicated, thereby stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 5 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the Election to Convert shall specify a name or names other than that of such holder, it shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names.

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Other than such taxes, the Company will pay any and all taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A $4.25 Convertible Preferred Stock, pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of the Election to Convert and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A $4.25 Convertible Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series A $4.25 Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of the Election to Convert and of such surrender of the certificate or certificates representing the shares of Series A $4.25 Convertible Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the

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person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Company shall not be required to convert, and no surrender of shares of Series A $4.25 Convertible Preferred Stock shall be effective for that purpose, while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of 15 calendar days); but the surrender of shares of Series A $4.25 Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of series A $4.25 Convertible Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

(f)     Upon conversion of any shares of Series A $4.25 Convertible Preferred Stock, the holder thereof shall not be entitled to receive any accumulated dividends in respect of the shares so converted to the date of conversion.

(g)    In connection with the conversion of any shares of Series A $4.25 convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lien thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the average of the high bid prices of the Common Stock as reported on NASDAQ or last sale prices if the Common Stock is listed on a

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national securities exchange or included in the NASDAQ National Market System for a period of ten (10) consecutive trading days prior to the date such shares of Series A $4.25 Convertible Preferred Stock are deemed to have been converted.

(h)    The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A $4.25 Convertible Preferred stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A $4.25 Convertible Preferred Stock. The Company shall from time to time, subject to and in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series A $4.25 Convertible Preferred Stock.

(i)     In computing the adjustment which a holder of Series A $4.25 Convertible Preferred Stock shall receive pursuant, to paragraph (b) of this Section 5, the fact that shares of Series A $4.25 Convertible Preferred Stock may not be presently convertible shall be ignored and such computation shall be made as if such shares were presently convertible.

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Section 6.           Reports as to Adjustments.

Whenever the number of shares of Common Stock into which each share of Series A $4.25 Convertible Preferred Stock is convertible is adjusted as provided in Section 5 hereof, the Company shall promptly mail to the holders of record of the outstanding shares of Series A $4.25 Convertible Preferred Stock at their respective addresses as the same shall appear in the Company’s stock records a notice stating that the number of shares of Common Stock into which the shares of Series A $4.25 Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A $4.25 Convertible Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment become effective.

Section 7.           Redemption.

(a)    The shares of Series A $4.25 Convertible Preferred Stock may be redeemed by the Company at its sole option and election at $4.25 per share on thirty (30) days’ written notice if after the Conversion Date the high bid prices of the Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) (or the closing sale prices of the Common Stock if the Common Stock is listed on a national

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securities exchange or included in the NASDAQ National Market System) equaled or exceeded $8.00 for ten (10) consecutive trading days ending within fifteen (15) days of the date of the notice of redemption.

(b)    In the event that in connection with any redemption of less than the entire issue of the Series A $4.25 Convertible Preferred stock then outstanding, the Board of Directors, in its sole discretion, shall determine the shares of Series A $4.25 Convertible Preferred Stock to be so redeemed. The Certificate of the Secretary of the Company, filed with the Transfer Agent, if any, for the Series A $4.25 Convertible Preferred stock of such determination by the Board of Directors shall be conclusive. Notice of any redemption of shares of Series A $4.25 Convertible Preferred Stock (“Notice of Redemption”) shall be given in writing by the Company to all holders of record within fifteen (15) days of the last consecutive Trading Day by mail at such holder’s address as it appears on the transfer books of the Company, and the time of mailing such notice shall be deemed the time of delivery. The Notice of Redemption shall set forth the date of redemption. Such notice shall be given to the holders not less than thirty (30) days prior to the date of redemption. Commencing thirty (30) days after the date the Notice of Redemption is given by the Company, the Company shall have the right to redeem, at any time, all of the outstanding shares of Series A $4.25 Convertible Preferred Stock

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by paying therefor in cash $4.25 per share plus any unpaid dividends.

(c)    Notice having been given pursuant to paragraph (b) of this Section 7, from and after the date specified therein as the date of redemption, unless default shall be made by the Company in providing for the payment of the applicable redemption price, all dividends on the Series A $4.25 Convertible Preferred Stock shall cease to accrue. If the Company so elects, the Company shall provide for the payment of the redemption price by depositing, the requisite moneys, or other consideration, as applicable, with a bank or trust company of adequate capitalization of its choice as Paying Agent on the date specified for redemption (provided the Notice of Redemption shall state the name and address of such Paying Agent and the intention of the Company to deposit and the availability of the moneys. All rights of the holders thereof as shareholders of the Company, except the right to receive the applicable redemption price (without interest) shall cease and terminate. Any interest allowed on the moneys so deposited shall be paid to the Company. Any moneys (or other consideration, if applicable) so deposited which shall remain unclaimed by the holders of such Series A $4.25 Convertible Preferred Stock at the end of three (3) years after the redemption date shall become the property of, and be paid by such bank or trust company to, the Company. In case fewer than all the outstanding shares represented by any certificate are redeemed, a new certificate, representing

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the unredeemed shares, shall be issued to the holder thereof without cost (except for payment of applicable transfer taxes) to such holder.

Section 8.           Reacquired Shares.

Any shares of Series A $4.25 Convertible Preferred Stock converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $.01 par value, of the Company and may be reissued as part of another series of Preferred Stock, $.01 par value, of the Company.

Section 9.           Certain Definitions.

For the purposes of the Certificate of Designation of Series A $4.25 Convertible Preferred Stock which embodies this resolution:

“Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the state in which the Transfer Agent is located are authorized or obligated by law or executive order to close.

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“Trading Day” means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close.

IN WITNESS WHEREOF, the Company has caused this certificate of Designation of Series A $4.25 Convertible Preferred Stock to be duly executed by its Chairman and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 13th day of November, 1990.

BERGER HOLDINGS, LTD.

		By:	/s/ Theodore A. Schwartz
Theodore A. Schwartz, Chairman

ATTEST:

By:	/s/ Joseph F. Weiderman
Joseph F. Weiderman
Secretary and Treasurer

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[SEAL]

CERTIFICATE OF DESIGNATION

of

SERIES A $4.25 CONVERTIBLE PREFERRED STOCK

of

BERGER HOLDINGS, LTD.

Pursuant to Section 1522 of the Business Corporation Law of the Commonwealth of Pennsylvania

Berger Holdings, Ltd., a Pennsylvania corporation (the “Company”), certifies that pursuant to the authority contained in its Articles of Incorporation, as amended, and in accordance with the provisions of Section 1522 of the Business Corporation Law of the Commonwealth of Pennsylvania, its Board of Directors (the “Board of Directors”) has adopted the following resolution amending a series or its preferred stock, $.01 par value, designated as Series A Convertible Preferred Stock:

WHEREAS, this Board of Directors on February 15, 1985 created from its authorized shares of Preferred Stock, $.01 par value, a series designated as Series A Convertible Preferred Stock, of which 200,000 shares were authorized for issuance and none of which is issued and outstanding; and

WHEREAS, this Board of Directors desires to amend the designation and the voting rights, preference, limitations and special rights of the Series A Convertible Preferred Stock in their entirety as provided herein;

NOW THEREFORE, be it:

RESOLVED, that a series of the class of authorized Preferred Stock, $.01 par value, of the Company be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.           Designation and Amount.

The shares of such series shall be designated as the “Series A $4.25 Convertible Preferred Stock” (the “Series A $4.25 Convertible Preferred Stock”) and the number of shares initially constituting such series shall be 1,000,000, which number may be decreased (but not increased) by the Board of Directors without a vote of shareholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series A $4.25 Convertible Preferred Stock.

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Section 2.           Dividends and Distributions.

(a)    Each holder of a share of Series A $4.25 Convertible Preferred Stock on each anniversary of the date of the prospectus pursuant to which the Series A $4.25 Convertible Preferred Stock is first issued to investors (the “Prospectus”), shall be entitled to a dividend payable in Common Shares of the Company, par value $.01 (“Common Stock”), at the rate of 7% of the liquidation preference of the Series A $4.25 Convertible Preferred Stock (i.e. $.2975 per share) per annum. Dividend payments to the holders of record of shares of Series A $4.25 Convertible Preferred Stock shall be payable in shares of Common Stock valued at the average of the high bid prices of the Common Stock as reported on NASDAQ or last sale prices if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System for a period of ten (10) consecutive trading days prior to the record date of any dividend payment. Such Common Stock dividends shall be payable by delivery of the Common Stock certificates to each entitled holder’s address which is registered with the Secretary of the Company.

(b)    The holders of shares of Series A $4.25 Convertible Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Designation of Series A $4.25 Convertible Preferred Stock.

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Section 3.           Voting Rights.

Except as required by law, the holders of shares of Series A $4.25 Convertible Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

Section 4.           Liquidation, Dissolution or Winding Up.

(a)    If the Company shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Company shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of Common Stock, unless, prior thereto, the holders of shares of Series A $4.25 Convertible Preferred Stock shall have received $4.25 per share. If, upon any liquidation, dissolution or winding up of the Company, the amount so payable is not paid in full to the shareholders of the Series A $4.25 Convertible Preferred Stock, the

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shareholders shall, ratably in any distribution of the net assets Company in proportion to the full amounts to which they are entitled. After payment in full of the preferential amounts required to be paid to the shareholders of the Series A $4.25 Convertible Preferred Stock then outstanding, the holders of the Common Stock shall be entitled, to the exclusion of the shareholders of the Series A $4.25 Preferred Stock, to share in all remaining assets of the Company in accordance with their respective interests.

(b)    Neither the consolidation, merger or other business combination of the Company with or into any other person or persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Company to a Person or Persons other than the holders of the Company’s Common Stock, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 4.

Section 5.           Conversion.

(a)    Subject to the provisions for adjustment hereinafter set forth, each share of Series A $4.25 Convertible Preferred Stock shall be convertible in the manner hereinafter set forth into fully paid and nonassessable shares of Common Stock. Commencing one hundred eighty (180) days after the date of the Prospectus or such sooner date as the Board of Directors may provide in a notice to the holders of the Series A $4.25 Convertible Preferred Stock (the

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“Conversion Date”), each share of Series A $4.25 Convertible Preferred Stock may, at the option of the holder thereof, be converted into one and one-half (1.5) shares of Common Stock, however, if the Company’s consolidated pre-tax earnings during do not equal or exceed $1,800,000, each share of Series A $4.25 Convertible Preferred Stock instead may be converted beginning May 1, 1992 at the option of the holder into one and seventy-five one- hundredths (1.75) shares of Common Stock on the terms and conditions set forth in this Section 5.

(b)    The number of shares of Common Stock into which each share of Series A $4.25 Convertible Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

(i)    In case the Company shall at any time or from time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each case,

(A)    the number of shares of Common Stock into which each share of Series A $4.25 Convertible Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series A $4.25 Convertible Preferred Stock would have been

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entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier; and

(B)    an adjustment made pursuant to this clause (i) shall become effective (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (II) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

(ii)    In case the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company’s assets, liquidation or recapitalization of the Common Stock and excluding (X) any transaction to which clause (i) of this paragraph (b) applies, and (Y) a merger or consolidation in which the Company is the surviving corporation in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the

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consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares or series A $4,25 convertible Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or which each share of Common stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series A $4.25 Convertible Preferred Stock is convertible immediately prior to the consummation of such transaction.

(c)    In case the Company shall be a party to a transaction described in subparagraph (b) (ii) above resulting in the change or exchange of the Company’s Common Stock then, from and after the date of announcement of the pendency of such subparagraph (b)(ii) transaction until the effective date thereof, each share of Series A $4.25 Convertible Preferred stock may be converted, at the option of the holder thereof, into shares of Common Stock on the terms and conditions set forth in this Section 5, and if so converted during such period, such holder shall be entitled to receive such consideration in exchange for such holder’s shares of common stock as if such holder had been the holder of such shares of Common Stock as of the record date for such change or exchange of the Common Stock.

(d)    The Board of Directors may increase the number of shares of Common Stock into which each share of: Series A $4.25

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Convertible Preferred Stock may be converted, in addition to the adjustments required by this Section 5, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed, for federal income tax purposes, to be received by any holder of shares of Common Stock or Series A $4.25 Convertible Preferred Stock resulting from any events or occurrences giving rise to adjustments pursuant to this section 5 of from any other similar event.

(e)    The holder or any shares of Series A $4.25 Convertible Preferred Stock may exercise his right to convert such shares into shares of Common Stock by surrendering for such purpose to the Company, at the offices of the Company’s Transfer Agent, OTR, 1130 Southwest Morrison, Portland, Oregon 97205, or such successor transfer agent for the Series A $4.25 Convertible Preferred Stock as shall be selected by resolution of the Board of Directors, a certificate or certificates representing the shares of Series A $4.25 Convertible Preferred Stock to be converted with the form of election to convert (the “Election to Convert”) on the reverse side of the stock certificate completed and executed as indicated, thereby stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 5 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the Election to Convert shall specify a name or names other than that of such holder, it

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shall be accompanied by payment of all transfer taxes payable upon the issuance of shares or Common Stock in such name or names. Other than such taxes, the Company will pay any and all taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A $4.25 Convertible Preferred Stock pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of the Election to Convert and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A $4.25 Convertible Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series A $4.25 Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like [Illegible], for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of the Election to Convert and of such surrender of the certificate or certificates representing the shares of Series A $4.25 Convertible Preferred Stock to be converted so that the rights of the holder thereof as

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to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Company shall not be required to convert, and no surrender of shares of Series A $4.25 Convertible Preferred Stock shall be effective for that purpose, while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of 15 calendar days); but the surrender of shares of Series A $4.25 Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series A $4.25 Convertible Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

(f)    Upon conversion of any shares of Series A $4.25 convertible Preferred Stock, the holder thereof shall not be entitled to receive any accumulated dividends in respect of the shares so converted to the date of conversion.

(g)    In connection with the conversion of any shares of Series A $4.25 Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the

11

average of the high bid prices of the Common Stock as reported on NASDAQ or last sale prices if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System for a period of ten (10) consecutive trading days prior to the date such shares of Series A $4.25 Convertible Preferred Stock are deemed to have been converted.

(h)    The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A $4.25 Convertible Preferred stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A $4.25 Convertible Preferred Stock. The Company shall from time to time, subject to and in accordance with the Business Corporation Law of the commonwealth of Pennsylvania, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series A $4.25 Convertible Preferred Stock.

(i)     In computing the adjustment which a holder of Series A $4.25 Convertible Preferred Stock shall receive pursuant to paragraph (b) of this Section 5, the fact that shares of Series A $4.25 Convertible Preferred Stock may not be presently convertible shall be ignored and such computation shall be made as if such shares were presently convertible.

12

Section 6.           Reports as to Adjustments.

Whenever the number of shares of Common Stock into which each share of Series A $4.25 Convertible Preferred Stock is convertible is adjusted as provided in Section 5 hereof, the Company shall promptly mail to the holders of record of the outstanding shares of Series A $4.25 Convertible Preferred Stock at their respective addresses as the same shall appear in the Company’s stock records a notice stating that the number of shares of Common Stock into which the shares of Series A $4.25 Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A $4.25 Convertible Preferred stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

Section 7.           Redemption.

(a)    The shares of Series A $4.25 Convertible Preferred stock may be redeemed by the Company at its sole option and election at $4.25 per share on thirty (30) days’ written notice if after the Conversion Date the high bid prices of the Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) (or the closing sale prices of the common Stock if the Common Stock is listed on a national

13

securities exchange or included in the NASDAQ National Market System) equaled or exceeded $8.00 for ten (10) consecutive trading days ending within fifteen (15) days of the date of the notice of redemption.

(b)   In the event that in connection with any redemption of less than the entire issue of the Series A $4.25 Convertible Preferred Stock then outstanding, the Board of Directors, in its sole discretion, shall determine the shares of Series A $4.25 Convertible Preferred Stock to be so redeemed. The Certificate of the Secretary of the Company, filed with the Transfer Agent, if any, for the Series A $4.25 Convertible Preferred Stock of such determination by the Board of Directors shall be conclusive. Notice of any redemption of shares of Series A $4.25 Convertible Preferred Stock (“Notice of Redemption”) shall be given in writing by the Company to all holders of record within fifteen (15) days of the last consecutive Trading Day by mail at such holder’s address as it appears on the transfer books of the Company, and the time of mailing such notice shall be deemed the time of delivery. The Notice of Redemption shall set forth the date of redemption. Such notice shall be given to the holders not less than thirty (30) days prior to the date of redemption. Commencing thirty (30) days after the date the Notice of Redemption is given by the Company, the Company shall have the right to redeem, at any time, all of the outstanding shares of Series A $4.25 Convertible preferred Stock

14

by paying therefor in cash $4.25 per share plus any unpaid dividends.

(c)   Notice having been given pursuant to paragraph (b) of this section 7, from and after the date specified therein as the date of redemption, unless default shall be made by the Company in providing for the payment or the applicable redemption price, all dividends on the Series A $4.25 Convertible Preferred stock shall cease to accrue. If the Company so elects, the company shall provide for the payment of the redemption price by depositing the requisite moneys, or other consideration, as applicable, with a bank or trust company of adequate capitalization of its choice as Paying Agent on the date specified for redemption (provided the Notice of Redemption shall state the name and address of such Paying Agent and the intention of the Company to deposit and the availability of the moneys. All rights of the holders thereof as shareholders of the Company, except the right to receive the applicable redemption price (without interest) shall cease and terminate. Any interest allowed on the moneys so deposited shall be paid to the Company. Any moneys (or other consideration, if applicable) so deposited which shall remain unclaimed by the holders of such Series A $4.25 Convertible Preferred stock at the end of three (3) years after the redemption date shall become the property of, and be paid by such bank or trust company to, the company. In case fewer than all the outstanding shares represented by any certificate are redeemed, a new certificate, representing

15

the unredeemed shares, shall be issued to the holder thereof without cost (except for payment of applicable transfer taxes) to such holder.

Section 8.           Reacquired Shares.

Any shares of Series A $4.25 Convertible Preferred Stock converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $.01 par value, of the Company and may be reissued as part of another series of Preferred Stock, $.01 par value, of the Company.

Section 9.           Certain Definitions.

For the purposes of the certificate of Designation of Series A $4.25 Convertible Preferred Stock which embodies this resolution:

“Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the state in which the Transfer Agent is located are authorized or obligated by law or executive order to close.

16

“Trading Day” means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series A $4.25 Convertible Preferred Stock to be duly executed by its chairman and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 16th day of November, 1990.

BERGER HOLDINGS, LTD.

		By:	/s/ Theodore A. Schwartz
Theodore A. Schwartz, Chairman

ATTEST:

By:	/s/ Joseph F. Weiderman
Joseph F. Weiderman
Secretary and Treasurer

17

Microfilm Number	Filed with the Department of State on [Illegible]

Entity Number 692619
Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
DSCB:15-1915 (Rev 90)

In compliance with the requirements of 15 Pa. C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is: Berger Holdings, Ltd.

2.

The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county venue is the Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a)	805 Pennsylvania Boulevard	Feasterville	PA	19053	Bucks
		Number and Street	City	State	Zip	County

(b) c/o:
		Name of Commercial Registered Office Provider				County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statue by or under which it was incorporated is: 15 Pa. C.S. §1301

4.	The date of its incorporation is: August 28, 1979

5.	(Check, and if appropriate complete, one of the following):

	☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

	☐	The amendment shall be effective on: at

6.	(Check one of the following):

	☒	The amendment was adopted by the shareholders (or members) pursuant to 15 Pa. C.S. § 1914(a) and (b).

	☐	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c).

7.	(Check, and if appropriate complete, one of the following):

	☐	The amendment adopted by the corporation, set forth in full, is as follows:

	☒	The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

8.	(Check if the amendment restates the Article):

	☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 21st day of July, 1993.

Berger Holdings, Ltd.
(Name of Corporation)

By:	/s/ Joseph F. Weiderman
Joseph F. Weiderman, President

EXHIBIT A

PLAN OF RECAPITALIZATION

1.             Article 6 of the Corporation’s Articles of Incorporation shall be amended to read in its entirely as follows:

“Article 6. The aggregate number of shares that the Corporation shall have authority to issue is 25,000,000 shares, divided into 20,000,000 shares of Common Stock (the “Common Shares”), each of which shall have the par value of $.01 per share, and 5,000,000 shares of Preferred Stock (the “Preferred Shares”), each of which shall have the par value of $.01 per share. Each Common Share of the Corporation issued and outstanding on the date that this Amendment is filed with the Department of State of the Commonwealth of Pennsylvania shall be and hereby is automatically changed without further action into one-tenth (1/10th) fully paid and nonassessable Common Shares of the Corporation, provided that no fractional shares shall be issued pursuant to such change. The Corporation shall issue a whole share to each shareholder who would otherwise be entitled to a fractional share. The division of the Preferred Shares into classes and into series within any class, the determination of the designation and the number of shares of any class or series and the determination of the voting rights, preferences, limitations and special rights, if any, of the Preferred Shares of any class or series may be accomplished by an amendment of the Corporation’s Articles of Incorporation made solely by action of the Board of Directors without any action of shareholders and the Board of Directors is hereby expressly authorized to make such amendments.”

2.             Article 7 of the Corporation’s Articles of Incorporation, as amended, shall read in its entirety as follows:

“Article 7. The following provisions shall govern the management of the business and affairs of the Corporation and the rights, power or duties of its security holders, directors or officers:

Section 701.           Classification of Board of Directors. The Board of Directors of the Corporation shall be classified in respect of the time for which they shall severally hold office as follows:

1.                                       Each class shall be as nearly equal in number as possible.

2.                                       The term of office of at least one class shall expire in each year.

3.                                       Expect as otherwise provided in the express terms of any series of undesignated Preferred Stock or any series of Series Preference Stock with respect to the election of directors upon the occurrence of a default in the payment of dividends or in the performance of another express requirement of the terms of such series, the members of each class shall be elected for a term of three years and until their respective successors shall have been elected and qualified, except in the event of their earlier death, resignation or removal.

Notwithstanding the preceding sentence, at the 1993 Annual Meeting of Shareholders, the directors shall be classified into three classes comprised of directors who shall serve for terms expiring at the annual meetings of shareholders in 1994, 1995 and 1996, respectively, and until their respective successors shall have been elected and qualified, except in the event of their earlier death, resignation or removal. At the annual meeting of shareholders in 1994 and thereafter, the shareholders shall elect, to serve until the third annual meeting of shareholders following their election, and until their successors shall have been elected and qualified, except in the event of their earlier death, resignation or removal, the number of directors in the class whose term expires at such annual meeting,. This paragraph shall expire at the adjournment of the annual meeting of shareholders in 1996.

Section 702.           Number of Directors. The number of directors of the Corporation constituting the whole Board and the number of directors constituting each class of directors shall be fixed solely by resolution of the Board of Directors, except as otherwise provided in the express terms of any class or series of Preferred Stock or series of Series Preference Stock with respect to the election of directors upon the occurrence of a default in the payment of dividends or in the performance of another express requirement of the terms of such series of Preferred Stock or series of Series Preference Stock.

Section 703.           Amendments. In addition to any affirmative vote required by law, these Articles of Incorporation or otherwise, any amendment, alteration, change or repeal of any provision of Sections 701, 702 or 703 of this Article 7, or the adoption of any provision of the Articles of Incorporation or Bylaws inconsistent therewith, shall require the affirmative vote of the holders of at least eighty percent (80%) of the shares eligible to vote thereon, voting as a single class.

Section 704.           Adoption of Bylaws. Except as otherwise provided in the express terms of any series of the Preferred Stock or any series of the Series Preference Stock:

1.             The shareholders shall have the power to adopt, amend or repeal the Bylaws of the Corporation only subject to the procedures and restrictions applicable to amendments of these Articles of Incorporation, including any provision of law requiring as a condition to adoption by the Corporation that the corporate action be approved also by the Board of Directors of the Corporation, and treating a direction by the Board that the matter should be submitted to the shareholders, or the sufferance by the Board that the matter be so submitted, as insufficient to satisfy the requirement of independent approval by the Board of Directors.

2.             The Board of Directors of the Corporation shall have the full authority conferred by law upon the shareholders of the Corporation to adopt, amend or repeal the Bylaws of the Corporation, including in circumstances otherwise reserved by statute exclusively to the shareholders, to the maximum extent permitted by law. Any Bylaw adopted by the Board of Directors under this paragraph shall be consistent with these Articles of Incorporation.”

Microfilm Number	Filed with the Department of State on DEC 29, 19[Illegible]

Entity Number 692619	[Illegible]
Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
DSCB:15-1915 (Rev 80)

In compliance with the requirements of 15 Pa. C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is: Berger Holdings, Ltd.

2.

The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is the Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a)	805 Pennsylvania Boulevard	Feasterville	PA	19053	Bucks
		Number and Street	City	State	Zip	County

(b) c/o:
		Name of Commercial Registered Office Provider				County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statue by or under which it was incorporated is: Pennsylvania Business Corporation Law of 1933

4.	The date of its incorporation is: August 28, 1979

5.	(Check, and if appropriate complete, one of the following):

	☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

	☐	The amendment shall be effective on: at
			Date		Hour

6.	(Check one of the following):

	☐	The amendment was adopted by the shareholders (or members) pursuant to 15 Pa. C.S. § 1914(a) and (b).

	☒	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914 (c).

7.	(Check, and if appropriate complete, one of the following):

	☐	The amendment adopted by the corporation, set forth in full, is as follows:

[Illegible]

8.	(Check if the amendment restates the Article):

	☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 29th day of December, 1997.

BERGER HOLDINGS, LTD.
(Name of Corporation)

BY:	/s/ Joseph F. Weiderman
Joseph F. Weiderman

TITLE:	President

74

EXHIBIT “A”

Articles of Amendment —
Domestic Business Corporation

OF

BERGER HOLDINGS, LTD

RESOLVED, that pursuant to the powers expressly delegated to the Board of Directors by Article 6 of the Articles of Incorporation of the Corporation, as amended, the Corporation hereby establishes and designates one series of preferred stock and fixes and determines as set forth herein the relative rights and preferences thereof as follows:

Section 1.      Designation. There shall be established a series of preferred stock, which shall consist of 40,000 shares of the authorized preferred stock and shall be designated Series A Convertible Preferred Stock (herein referred to as the “Preferred Stock”).

Section 2.      Dividends.

(a)     The holders of Preferred Stock shall be entitled to receive dividends (the “Preferred Dividend”) payable in cash at the rate of $10.00 per share per annum or such rate as modified under Section 2(b) herein (the “Dividend Rate”) on a cumulative basis from the actual date of original issue of each share of Preferred Stock (the “Original Issue Date”), whether or not declared, out of funds legally available therefor, payable quarterly in arrears on the first day of each February, May, August, and November in each year (each a “Dividend Payment Date”). Payments shall commence on the first such date to occur after the Original Issue Date. Each such Preferred Dividend shall be payable to the holders of record of the Preferred Stock at the close of business on the preceding December 31, March 31, June 30, and September 30, respectively. Each dividend shall be declared by the Board of Directors no more than fifteen (15) days prior to its respective record date. Payments shall equal $2.50 per share on each Dividend Payment Date or such lesser amount as shall result from any proration in respect of any partial quarterly period. The amount of Preferred Dividends payable upon the occurrence of any event described in Sections 3, 5 or 7 hereof shall be computed by multiplying the applicable Dividend Rate by a fraction, the numerator of which shall be the number of days since the preceding Dividend Payment Date to the date of payment of such partial Preferred Dividend and the denominator of which shall be 360.

(b)     Beginning on the fifth anniversary of the Original Issue Date, the Dividend Rate shall be adjusted by increasing the Dividend Rate to $20.00 per share per annum, with the quarterly Preferred Dividend being increased to $5.00 per share.

(c)     So long as any of the shares of Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of Common Stock) shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates with respect to any shares of Common Stock or other capital stock over which the Preferred Stock has preference or priority in the payments of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation (“Junior Stock”), nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a (i) purchase or other acquisition of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary or (ii) the purchase of up to 125,000 shares of Common Stock (as adjusted for stock splits or stock dividends) pursuant to the “Put Option” contained in the Asset Purchase Agreement dated as of

December 3, 1997, by and among the Corporation and the parties thereto) for any consideration (or any moneys be paid to or made available for a sinking-fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates unless in each case (x) the full Preferred Dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Preferred Stock shall have been paid or such dividends have been declared and set apart for payment for the current dividend periods with respect to the Preferred Stock and (y) sufficient funds shall have been paid or set apart for the payment of the full Preferred Dividend for the current dividend period with respect to the Preferred Stock.

(d)     If and whenever a quarterly Preferred Dividend is not paid on a Dividend Payment Date (whether or not declared), then the amount of such Preferred Dividend remaining in arrears and unpaid from time to time shall bear interest from such Dividend Payment Date until the date it is paid in full at an annual rate equal to ten percent (10%). Interest payable in respect of Preferred Dividends which are in arrears shall be computed on the basis of twelve (12) 30 - day months and a 360-day year. No payment shall be applied to the Preferred Dividend due on a Dividend Payment Date unless and until all arrears, including interest thereon, with respect to accumulated, accrued but unpaid Preferred Dividends shall have been paid.

Section 3.      Liquidation, Dissolution, or Winding Up.

(a)     In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation capital stock of all classes and before any sums shall be paid or any assets distributed among the holders of shares of any other class or series of capital stock of the Corporation, including Common Stock, an amount per share equal to One Hundred Dollars ($100.00) plus an amount equal to all the accrued but unpaid Preferred Dividends (whether or not declared), and the amount equal to all interest, if any, on any Preferred Dividends in arrears, in each case to the date of final distribution to such holders (the “Preference Amount”). Until the holders of the Preferred Stock have been paid the Preference Amount in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Preferred Stock of the Preference Amounts, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the Preference Amount each such holder is otherwise entitled to receive. After payment of the Preference Amount shall have been made in full to the holders of the Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Preferred Stock so as to be available for such payment, holders of the Preferred Stock shall not be entitled to participate in the distribution of any remaining assets of the Corporation.

(b)     Any consolidation, merger or a statutory share exchange (other than a (i) merger with a wholly-owned subsidiary of the Corporation, (ii) or a mere reincorporation transaction, or (iii) a merger pursuant to which the Corporation is the surviving entity and the capitalization of the Corporation remains unchanged) in which the outstanding shares of capital stock of the Corporation are exchanged for securities or other consideration of or from another corporation, or a sale of all or substantially all the assets or stock of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation within the meaning of this Section 3, and shall entitle the holders of the Preferred Stock to receive on the effective date of such event the Preference Amount, in cash, securities or other property; provided, however, that any such event shall not be so regarded as a liquidation, dissolution, or winding up of the affairs of the Corporation with respect to the Preferred Stock if the holders of seventy-five percent (75%) of the outstanding shares of the Preferred Stock approve such event or elect not to have any such event deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation by giving written notice thereof to the Corporation at least ten (10) days prior to the effective date of such event.

(c)     Whenever the distribution provided for in this Section 3 shall be paid in property other than cash, the value of such distribution shall be the fair value thereof determined in good faith by the Board of Directors of the Corporation.

Section 4.      Voting Rights.

(a)     Except as otherwise required by law, or as specifically provided herein, the holders of Preferred Stock shall have full voting rights and powers, and the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation; provided, however, that solely with respect to the right to elect and remove directors, the holders of Preferred Stock shall not be entitled to vote pursuant to this Section 4(a), but the provisions of Section 4(b) and (c) shall govern the rights of the holders of Preferred Stock with respect to the election or removal of directions. In any vote pursuant to the preceding sentence, each holder of Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock which would be issuable upon conversion of such shares of Preferred Stock, as provided in Section 5(a) hereof (the “As Converted Number of Shares”) of such holder (with fractional shares rounded up or down to the nearest whole number) at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The holders of the Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.

(b)     The holders of the Preferred Stock, voting separately as one class, shall have the exclusive and special right at all times to elect two (2) directors (the “Preferred Directors”) to the Board of Directors of the Corporation provided, however, that so long as any shares of Preferred Stock are outstanding, the Board of Directors shall not consist of more than nine (9) members. The Preferred Directors shall be elected by the vote of the holders of seventy-five percent (75%), and removed by the vote of the holders of seventy-five percent (75%), of the shares of Preferred Stock then outstanding. The right of holders of the Preferred Stock contained in this Section 4(b) may be exercised either at a special meeting of the holders of Preferred Stock or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. Upon the written request of the holders of record of at least a majority of the Preferred Stock then outstanding, the Secretary of the Corporation shall call a special meeting of the holders of Preferred Stock for the purpose of (i) removing any Preferred Director elected pursuant to this Section 4(b) and/or (ii) electing director(s) to fill a vacancy of the directorship authorized to be filled by the holders of Preferred Stock pursuant to this Section 4(b). Such meeting shall be held at the earliest practicable date.

At any meeting held for the purpose of electing or removing a Preferred Director, the presence, in person or by proxy, of the holders of record of seventy-five percent (75%) of the Preferred Stock then outstanding shall be required to constitute a quorum of the Preferred Stock for such election.

A vacancy in the directorship to be elected by the holders of Preferred Stock pursuant to this Section 4(b) may be filled only by vote or written consent in lieu of a meeting of the holders of seventy-five percent (75%) of the shares of Preferred Stock then outstanding and may not be filled by the remaining directors.

(c)     If and whenever four (4) quarterly dividends (whether or not consecutive) payable on the Preferred Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased to a number which allows for holders of the Preferred Stock to elect a majority of the entire Board of Directors at a special meeting of stockholders called as hereinafter provided. Whenever all arrears in dividends on the Preferred Stock (together with interest on dividends in arrears pursuant to Section 2(d) above) shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Preferred Stock to elect such additional directors shall cease (but subject always to the same provision of the vesting of such special voting rights in the case of any similar future arrearages in four (4) quarterly dividends), and the terms of office of all persons elected as additional directors by the holders of the Preferred Stock pursuant to this Section 4(c) shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such additional voting power shall have been so vested in the holders of the Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of Preferred stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Preferred Stock for the election of the additional directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The additional Preferred Directors elected at any special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the additional Preferred Directors, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining Preferred Directors or the successor of such remaining directors, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as above provided.

Section 5.      Conversion Rights. The holders of the Preferred Stock shall have the following conversion rights:

(a)     Right to Convert. Each share of Preferred Stock shall be convertible at any time, and from time to time, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing One Hundred Dollar ($100.00) (the “Numerator”) by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of additional consideration by the holder thereof (the “Conversion Price”) initially shall be Four and 25/100 Dollars ($4.25). Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The conversion rights of the holders of Preferred Stock shall terminate (i) in the event of a liquidation of the Corporation, at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of

Preferred Stock; and (ii) in the event shares of Preferred Stock are called for redemption pursuant to Section 7 hereof, at the close of business on the Redemption Date (as defined in Section 7(a) below), unless the Corporation shall default in making payment in full of the Redemption Price.

(b)     Adjustment to Conversion Price Upon Occurrence of Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Price for the Preferred Stock, simultaneously with the happening of such Extraordinary Common Stock Event, shall be adjusted by multiplying the then-effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained thereafter shall be the Conversion Price for the Preferred Stock. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event(s). “Extraordinary Common Stock Event” shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a stock split or subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a reverse stock split or combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(c)     Recapitalization or Reclassification. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 5(b) hereof, or a reorganization, merger, share exchange, consolidation, or sale of assets provided for in Section 5(d) hereof), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such recapitalization, reclassification, or other change by holders of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, or change, all subject to further adjustment as provided herein.

(d)     Capital Reorganization, Merger, Share Exchange, Consolidation, or Sale of Assets. If at any time or from time to time there shall be a capital reorganisation of the Common Stock, including a merger, share exchange, consolidation, or sale of all or substantially all of assets of the Corporation (other than a subdivision or combination of shares or stock dividend provided for in Section 5(b) hereof or a recapitalization or reclassification provided for in Section 5(c) hereof), then, as a part of such reorganization, provision shall be made so that the holders of the Preferred Stock thereafter shall be entitled to receive, upon conversion of each share of the Preferred Stock, the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such capital reorganization would have been entitled to receive. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock after the reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares acquired upon conversion of the Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable. Notwithstanding the foregoing, in the case of a consolidation, merger, share exchange, or sale of all or substantially all the assets of the Corporation, the provisions of Section 3(b) shall apply to the Preferred Stock, and this Section 5(d) shall not apply, unless, as provided in Section 3(b) the holders of seventy five percent (75%) of the outstanding shares of Preferred Stock elect that such event shall not be deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation.

(e)     Certain Dilutive Issues.

(i)            Special Definitions. For purposes of this Section 5(e), the following definitions apply:

(1)           “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below), except for (A) currently exercisable options and warrants to purchase an aggregate of 1,539,248 shares of Common Stock outstanding on the Original Issue Date (the “Outstanding Options”); (B) options to purchase an aggregate of 1,270,000 shares of Common Stock granted or provided for but not exercisable as of the Original Issue Date (the “Agreed Options”). (C) rights or options to acquire up to an aggregate of 250,000 shares of Common Stock which may be granted to employees, directors or consultants to the Corporation at an exercise price of no less than the Fair Market Value (as defined in Section 5(h) below) on the date of grant (the “Future Options”) and (D) warrants to purchase an aggregate of 350,000 shares of Common Stock granted and reserved for issuance on the Original Issue Date (the “Current Warrants”).

(2)           “Convertible Securities” shall mean any evidences of indebtedness, shares of stock (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

(3)           “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or deemed to be issued pursuant to Section 5(e)(iii)) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable upon (i) upon conversion of shares of Preferred Stock or as a dividend or distribution on Preferred Stock, (ii) upon the exercise of the Outstanding Options; (iii) upon the exercise of the Agreed Options, (iv) upon the exercise of any Future Options, or (v) upon the exercise of the Current Warrants.

(ii)           No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the number of shares of Common Stock into which shares of Preferred Stock is convertible shall be made, by adjustment in the Conversion Price, unless the consideration per share (determined pursuant to Section 5(e)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

(iii)         Issue of Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(e)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1)           no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of shares of Preferred Stock;

(3)           upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(a)           in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(b)           in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(e)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(4)           no readjustment pursuant to Section 5(e)(iii)(2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price prior to the initial adjustment to which the readjustment applies, or (b)

the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the date of the initial adjustment date and such readjustment date; and

(5)           in the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was initially made upon the issuance of such unexercised Option or unconverted Convertible Security, been made upon the basis of such subsequent change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

(iv)          Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(e)(iii)), without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying the then current Conversion Price by a fraction the numerator of which shall be the sum of

(A)          the number of shares of Common Stock outstanding immediately prior to such issue, plus

(B)           the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance and the denominator of which shall be the sum of

(x)            the number of shares of Common Stock outstanding immediately prior to such issue, plus

(y)           the number of such Additional Shares of Common Stock so issued.

For the purpose of the above calculation, the number of shares of Common Stock outstanding shall be calculated on a fully diluted basis, as if all shares of Preferred Stock and all other Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance, and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised immediately prior to such issuance, and the resulting securities fully converted into shares of Common Stock, if so convertible as of such date. This calculation shall not include, however, any Additional Shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities or outstanding options, warrants or other rights for the purchase of shares or Convertible Securities, solely as a result of adjustment of the Conversion Price resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

The provisions of this Section 5(e)(iv) do not apply if the provisions of any of Section 5(b), (c) or (d) apply.

(v)            Determination of Consideration. The consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1)           Cash Property, and Other Consideration. Such consideration shall:

(a)           insofar as it consists of cash, be computed as the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(b)           insofar as it consists of property, services, or other consideration other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(c)           in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of the consideration so received, computed as provided in clauses (a) and (b) above, as is determined in good faith by the Board of Directors.

(2)           Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Options and Convertible Securities, shall be deemed to be the sum of the consideration paid for such Option or Convertible Security, if any, plus the lowest consideration per share then payable upon the exercise of Options, as set forth in the instruments relating to such Options or Convertible Securities, without regard to any provision contained therein designed to protect against dilution. If Options or Convertible Securities are issued together with other securities or instruments of the Corporation, the Board of Directors shall determine in good faith the amount of consideration paid for such Option or Convertible Securities.

(f)            Certificate as to Adjustments. In each case of an adjustment or readjustment of the Conversion Price of the Preferred Stock, the Corporation will furnish each holder of the Preferred Stock with a certificate prepared by the Chief Financial Officer of the Corporation showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

(g)           Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, accompanied by written notice to the Corporation at that office that such stockholder elects to convert such shares (a “Conversion Notice”). The Conversion Notice also shall state the name(s) and address(es) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when the Conversion Notice is received by the Corporation together with the certificate(s) representing the shares of Preferred Stock being converted shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate(s) as it may request of the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5 and cash, as provided in

Section 5(h), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as a holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

(h)           Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock that otherwise would be issuable upon conversion of a series of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock that were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Fair Market Value price per share of the Common Stock at the close of business on the Conversion Date. “Fair Market Value” shall mean (i) in the case of a security listed or admitted to trading on any securities exchange, the last reported sale price, regular way (as determined in accordance with the practices of such exchange), on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day (and in the case of a security traded on more than one national securities exchange, at such price or such average, upon the exchange on which the volume of trading during the last calendar year was the greatest), (ii) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation service designated by the Corporation, (iii) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or the Wall Street Journal, or if there are no bids and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and (iv) in the case of a security determined by the Corporation’s Board of Directors as not having an active quoted market or in the case of other property, such fair market value as shall be determined by the Board of Directors. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

(i)            Reservation of Common Stock. The Corporation at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as from time to time shall be sufficient to effect the conversion of all outstanding shares of the Preferred Stock.

Section 6.              Restrictions and Limitations: Voting as a Class. So long as any shares of Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the Articles of Incorporation, the Corporation will not take any of the following actions without the affirmative vote or consent (with each share of Preferred Stock being entitled to one vote) of the holders of at least seventy-five percent (75%) of the outstanding shares of the Preferred Stock, given in writing or by resolution adopted at a meeting called for such purpose:

(a)             amend the Articles of Incorporation or Bylaws of the Corporation if such amendment would:

(i)            reduce the Dividend Rate on the Preferred Stock provided for herein, make such dividends noncumulative, defer the date from which dividends will accrue, cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of the Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

(ii)           reduce the amount payable to the holders of the Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Preferred Stock;

(iii)          reduce the Redemption Price specified in Section 7 hereof with respect to the Preferred Stock;

(iv)          cancel or modify the conversion rights of the Preferred Stock provided for in Section 5 hereof; or

(v)           adversely affect any of the rights, preferences or privileges provided for herein for the benefit of any shares of Preferred Stock; provided that no issuance of equity securities which shall have been approved under Section 6(d) hereof (or which does not require approval under such Section 6(d)) shall be deemed to have such an adverse effect.

(b)           redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock otherwise than by redemption of Preferred Stock in accordance with Section 7 hereof or by conversion in accordance with Section 5 hereof;

(c)           redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Junior Stock, except for (i) a purchase or other acquisition of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary, or (ii) the purchase of up to 125,000 shares of Common Stock (as adjusted for stock splits or stock dividends) pursuant to the “Put Option” contained in the Asset Purchase Agreement dated as of December 3, 1997, by and among the Corporation and the parties thereto.

(d)           authorize or issue, or obligate itself to issue, any other equity security (i) senior to or on a parity with the Preferred Stock as to dividend rights or redemption rights or liquidation preferences or (ii) which entitles the holders thereof to voting rights equal to at least twenty percent (20%) of the outstanding voting power of all capital stock of the Corporation or to elect directors which constitute twenty percent (20%) or more of the Board of Directors;

(e)           effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries, except (i) merger with wholly-owned subsidiary of the Corporation, (ii) a mere reincorporation transaction, or (iii) a merger pursuant to which the Corporation is the surviving entity and the capitalization of the Corporation remains unchanged, or (iv) upon an election by the holders of Preferred Stock pursuant to Section 3(b) hereof;

(f)            increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock (which shall not prohibit the increase or decrease by the Corporation of the total number of authorized shares of preferred stock); or

(g)             effect any change in the rights or limitations of the Common Stock, or any recapitalization of the Corporation.

Section 7.              Redemption.

(a)             Redemption at the Option of the Corporation. Shares of Preferred Stock shall not be redeemable by the Corporation at any time prior to the second anniversary of the Original Issue Date. On and after the second (2nd) anniversary of the Original Issue Date, at the option of the Corporation, the Corporation may fix a date (the “Redemption Date”) on which it shall redeem all (but not less than all) of the then outstanding shares of Preferred Stock by paying in cash, out of funds legally available therefor, to the holders thereof and in respect of each such share of Preferred Stock, the Redemption Price (as defined below), (i) at any time prior to the fifth anniversary of the Original Issue Date but only in the event that the average bid price of the Common Stock of the Corporation exceeds Nine Dollars ($9.00) per share (without giving effect to any stock splits, stock dividends or recapitalizations after the Original Issue Date), with respect to each of the twenty (20) consecutive Trading Days (as defined below) immediately preceding the date of the Redemption Notice (as defined in Section 7(b) below), or (ii) at any time after the fifth anniversary of the Original Issue Date. A holder of Preferred Stock may elect, by written notice delivered to the Corporation not less than ten (10) days prior to the Redemption Date, to waive its right to have redeemed all (but not less than all) of the shares of Preferred Stock held by such holder which are eligible to be redeemed on such Redemption Date, provided that on such Redemption Date each such share of Preferred Stock which is not redeemed shall be converted automatically into shares of Common Stock at the Conversion Price then in effect on such Redemption Date. The term “Trading Day” shall mean any day other than Saturday or Sunday on which national securities exchanges are open for trading and trades in Corporation Common Stock occur. The term “Redemption Price” shall mean an amount per share equal to (A) for any redemption pursuant to clause (i) above, the Preference Amount (determined as provided in Section 3(a) hereof); and (B) for any redemption pursuant to clause (ii) above, One Hundred Five Dollars ($105.00) plus an amount equal to all the accrued but unpaid Preferred Dividends (whether or not declared), and the amount equal to all interest, if any, on any Preferred Dividends in arrears, in each case to the Redemption Date.

(b)             Procedures for Redemption of Preferred Stock. At least thirty (30) days but not more than forty-five (45) days prior to the Redemption Date the Corporation shall mail a written notice, first class postage prepaid, to each holder of record at the close of business on the business day preceding the day on which notice is given, of the Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying (i) that all shares of Preferred Stock shall be redeemed from such holder, (ii) the Redemption Date, (iii) the Redemption Price, (iv) the place at which payment may be obtained, (v) advising such holder of its right to elect to waive its right to have all (but not less than all) such shares redeemed and that, if such election is made, such shares of Preferred Stock which are not redeemed shall be converted automatically into shares of Common Stock at the Conversion Price then in effect (setting forth such Conversion Price), and (vi) calling upon such holder to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). On or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, any shares of Preferred Stock redeemed on such Redemption Date shall not be entitled to any further rights as Preferred Stock and shall not be deemed outstanding for any purpose. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Preferred Stock held by each such holder. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock such funds will be used immediately to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed, it being understood that any such redemption shall not constitute a waiver by a holder of Preferred Stock of any rights derived from the failure to redeem on the Redemption Date.

Section 8.              No Reissuance of Convertible Preferred Stock; Status of Stock. No share of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to rights, limitations or preferences.

Section 9.              No Dilution or Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment.

Section 10.            Notice of Record Date. In the event of any:

(a)             taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(b)             capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger, consolidation, or share exchange of the Corporation, or any transfer of all or substantially all the assets of the Corporation to any other corporation, or any other entity or person; or

(c)             voluntary or involuntary dissolution, liquidation, or winding up the Corporation;

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the record date for such dividend, distribution, or right and a description of such dividend, distribution, or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, dissolution, liquidation, or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, dissolution, liquidation, or winding up. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

Microfilm Number	Filed with the Department of State on Sep 03 1998

Entity Number 692619	/s/ [Illegible]
Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
DSCB:15-1915 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.     The name of the corporation is: BERGER HOLDINGS, LTD.

2.     The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorised to correct the following information to conform to the records of the Department):

(a)	805 Pennsylvania Boulevard	Feasterville	PA	19053	Bucks
	Number and Street	City	State	Zip	County

(b)	c/o:
	Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.     The statute by or under which it was incorporated is: The Pennsylvania Business Corporation Law of 1933

4.     The date of Its incorporation is: August 28, 1979

5.     (Check, and if appropriate complete, one of the following):

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on:		at
		Date	Hour

6.     (Check one of the following):

☐	The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. 1914(a) and (b).

☒	The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.     (Check, and If appropriate complete, one of the following):

☐	The amendment adopted by the corporation, set forth in full, is as follows:

☒	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.     (Check if the amendment restates the Articles):

☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 25th day of August, 1998.

BERGER HOLDINGS, LTD.
(Name of Corporation)

By:	/s/ Joseph F. Weiderman
Joseph F. Weiderman

	TITLE:	President

EXHIBIT “A”

ARTICLES OF AMENDMENT -

DOMESTIC BUSINESS CORPORATION

OF

BERGER HOLDINGS, LTD.

RESOLVED, that pursuant to the powers expressly delegated to the Board of Directors by Article 6 of the Articles of Incorporation of the Corporation, as amended, the Corporation hereby establishes and designates one series of preferred stock and fixes and determines as set forth herein the relative rights and preferences thereof as follows:

Section 1.       Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock” and the number of shares constituting such series shall be 2,000.

Section 2.       Dividends and Distributions.

(A)          The holders of shares of Series B Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.001 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. In the event the Corporation shall at any time after September 17, 1998 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.001 per share on the Series B Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3.       Voting Rights. The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

(A)          Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes, if any, on all matters submitted to a vote of the holders of Common Stock equal to the product of 10,000 times the number of votes to which each share of Common Stock shall entitle the holder thereof. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Except as otherwise provided herein or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)           (i)            If at any time dividends on any Series B Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series B Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii)           During any default period, such voting right of the holders of Series B Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Junior Participating Preferred Stock.

(iii)          Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(ii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request, or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv)          In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v)           Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Restated Articles of Incorporation or By-laws of the Corporation irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or By-laws of the Corporation). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D)          Except as set forth herein, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.       Certain Restrictions.

(A)          Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)            declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or

(iv)          purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity (cither as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.       Reacquired Shares. Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.       Liquidation, Dissolution or Winding Up.

(A)          Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution of winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount equal to $120,000 per share of Series B Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series B Liquidation Preference”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of

Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Participating Preferred Stock and Common Stock, respectively, holders of Series B Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B)           to the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)           In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.       Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event an the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.       No Redemption. The shares of Series B Junior Participating Preferred Stock shall not be redeemable.

Section 9.       Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

Section 10.     Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 25 day of Aug.  , 1998.

BERGER HOLDINGS, LTD.

By:	/s/ Joseph F. Weiderman
	Name:	Joseph F. Weiderman
	Title:	President

Attest:

/s/ Francis E. Wellock
Francis E. Wellock, Jr.
Secretary

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles/Certificate of Merger

(15 Pa.C.S.)

Entity Number	☒ Domestic Business Corporation (§ 1926)
692619	☐ Domestic Nonprofit Corporation (§ 5926)
☐ Limited Partnership (§ 8547)

Name			Document will be returned to the name and address you enter to the left Ü

Address	CT CORP - COUNTER

City	State	Zip Code

Fee: $108 plus $28 additional for each Party in additional to two	Filed in the Department of State on NOV 2 [Illegible]

/s/ [Illegible]
Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of merger or consolidation), the undersigned, desiring to effect a merger, hereby state that:

1.	The name of the corporation surviving the merger is: Berger Holdings, Ltd.

2.	Check and complete one of the following:
☒

The surviving corporation/limited partnership is a domestic business corporation and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a) Number and Street	City	State	Zip	County
805 Pennsylvania Boulevard, Feasterville, PA 19047, Bucks

	(b) Name of Commercial Registered Office Provider				County
c/o
☐

The surviving corporation/limited partnership is a qualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of                                     and the (a) address of its current registered office in this Commonwealth of (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a) Number and street	City	State	Zip	County

	(b) Name of Commercial Registered Office Provider			County
c/o
☐

The surviving corporation/limited partnership is a nonqualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of                                and the address of its principal office under the laws of such domiciliary jurisdiction is:

	Number and street	City	State	Zip

3.

The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation which is a party to the plan of merger are as follows:

Name	Registered Office Address		Commercial Registered Office Provider	County

Amerimax Pennsylvania, Inc.	CT Corporation System			Philadelphia

4.			Check, and if appropriate complete, one of the following:

☒			The plan of merger shall be effective upon filing these Articles/Certificate of Merger in the Department of State.

☐ The plan of merger shall be effective on:		at	.
	Date	Hour
5.			The manner in which the plan of merger was adopted by each domestic corporation is as follows:

Name	Manner of Adoption
Berger Holdings, Ltd.	Adopted by action of the Board of Directors of the corporation pursuant to 15 Pa. C. S. § 1924 (b) (3)
Amerimax Pennsylvania, Inc.	Adopted by action of the Board of Directors of the corporation pursuant to 15 Pa. C. S. § 1924 (b) (3)
6.			Strike out this paragraph if no foreign corporation/limited partnership is a party to the merger. [Illegible]

7.			Check, and if appropriated complete, one of the following:

☐			The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

☒

Pursuant to 15 Pa.C.S. § 1901/§ 8547(b) (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative provisions of the Articles of Incorporation of the surviving corporation/limited partnership as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a party hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation/limited partnership, the address of which is.

805 Pennsylvania Blvd., Feasterville, PA 19047, Bucks
Number and street	City	State	Zip	County

IN TESTIMONY WHEREOF, the undersigned corporation/limited partnership has caused these Articles/Certificate of Merger to be signed by a duly authorized officer thereof this
25th day of November, 2003.

AMERIMAX PENNSYLVANIA, INC.
Name of Corporation [Illegible]

/s/ R. Scott Vansant
Signature

R. Scott Vansant
Vice President and Chief Financial Officer
Title

Name of Corporation/Limited Partnership

Signature

Title